Exhibit 5.2

April 27, 2026

Avista Corporation

1411 East Mission Avenue

Spokane, Washington 99202

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We, together with Gregory C. Hesler, Esq., a Senior Vice President, the General Counsel, the Corporate Secretary and the Chief Ethics/Compliance Officer of Avista Corporation, a Washington corporation (the “Company”), are acting as counsel to the Company in connection with the Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”) of 1,580,000 shares (the “Shares”) of common stock, without par value (“Common Stock”), to be delivered under the Company’s Long-Term Incentive Plan (the “Plan”).

We have reviewed and are familiar with the authorization of the delivery of the Shares and of the Plan by the Board of Directors and the shareholders of the Company, the authorization of the issuance of the Shares by the Washington Utilities and Transportation Commission, the Idaho Public Utilities Commission and the Public Utility Commission of Oregon (collectively, the “State Utility Commissions”), the exemptive order of the Montana Public Service Commission (the “MPSC”) and such other corporate and regulatory proceedings and other matters as we have deemed necessary for the opinion expressed in this letter. In such review, we have assumed that the signatures on all documents examined by us are genuine, which assumption we have not independently verified.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that, when any Shares that constitute authorized but previously unissued shares of Common Stock have been issued and delivered by the Company under the Plan and in accordance with the authorization of the Board of Directors of the Company and the State Utility Commissions, as in effect on the date of this letter, such Shares will be legally issued, fully paid and nonassessable. We express no opinion as to any Shares that are not originally issued for delivery under the Plan.

In connection with the opinion expressed above, we have assumed that at or prior to the time of the issuance and delivery of any Shares, (a) the Registration Statement and any amendments thereto will be effective under the Act and that documents containing the information specified in

Bracewell LLP	T: +1.212.508.6100 F: +1.212.508.6101 31 W. 52nd Street, Suite 1900, New York, New York 10019-6118 bracewell.com
AUSTIN DALLAS DUBAI HOUSTON LONDON NEW YORK PARIS SAN ANTONIO SEATTLE WASHINGTON, DC

Avista Corporation

April 27, 2026

Part I of Form S-8 will have been delivered to offerees pursuant to Rule 428 under the Act, (b) the authorization of such Shares by the Board of Directors and shareholders of the Company and by the State Utility Commissions, and the exemptive order of the MPSC, will not have been modified or rescinded and that the Company will continue to satisfy the conditions thereof, (c) there will not have occurred any change in law affecting the validity of such Shares, (d) the issuance and delivery of such Shares will not violate any applicable federal or state law or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company and (e) to the extent any Shares are required to be certificated, certificates representing such Shares will be duly executed by the Company and countersigned by the Company’s transfer agent.

Our opinion set forth in this letter is limited to the Washington Business Corporation Act, as in effect on the date hereof, and we express no opinion as to any other law or the law of any other jurisdiction. We have relied upon the opinion expressed or otherwise encompassed in the letter dated the date hereof delivered to you by Gregory C. Hesler, Esq., which is being filed as Exhibit 5(a) to the Registration Statement, subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such letter.

We hereby consent to the filing of this opinion letter as Exhibit 5(b) to the Registration Statement and to the use of our name under Item 5 in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/

Bracewell LLP

Bracewell LLP	T: +1.212.508.6100 F: +1.212.508.6101 31 W. 52nd Street, Suite 1900, New York, New York 10019-6118 bracewell.com
AUSTIN DALLAS DUBAI HOUSTON LONDON NEW YORK PARIS SAN ANTONIO SEATTLE WASHINGTON, DC